EXHIBIT 99.1

CYBER APPS WORLD INC. ANNOUNCES PURCHASE OF ROYALTY INTERESTS

IN EAGLE FORD SHALE PRODUCING OIL WELLS

LUGANO, Switzerland

January 16, 2024

Cyber Apps World Inc. (OTC: CYAP) ("CYAP" or the "Company") (website: https://www.cyap.info) is pleased to announce that the Company’s subsidiary, CYAP Oil, LLC, has successfully bid at auction for a 5% royalty interest in a package of seven (7) producing oil wells located in the Eagle Ford Shale, Lavaca County, Texas (the “Acquisition”).

This is the Company’s first transaction in the U.S. energy production and development sector and constitutes a shift in the Company’s focus away from software development to identifying and acquiring opportunities in the U.S. energy production and development sector. The Acquisition is expected to close on or about January 17, 2024.

The Company intends to complete additional acquisitions of this kind in the near future.

Forward-Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words "anticipate," "assume," "believe," "estimate," "expect," "will," "intend," "may," "plan," "project," "should," "could," "seek," "designed," "potential," "forecast," "target," "objective," "goal," or the negatives of such terms or other similar expressions to identify such forward-looking statements. These statements relate to future events or SS Innovations International's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

For more information:

Luca Benedetto, President and Treasurer

Email: info@cyap.info

Telephone: +1 (702) 789-0105

Website: https://www.cyap.info